EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Gametech International, Inc. Amended and Restated 1997 Incentive Stock Plan of our report dated February 8, 2005, with respect to the consolidated financial statements of GameTech International, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 2004.

Reno, Nevada	/s/ ERNST & YOUNG LLP
February 8, 2005